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                                 LOAN AGREEMENT

between

1.  HEXAL AG, Industriestrasse 25, 83607 Holzkirchen, Germany

    represented by the member of the managing board, Werner Leppla

    - the Lender -

and

2.  HEXAL PHARMA INC., 227-15 N. Conduit Avenue, Laurelton, New York 11413,
    USA

    represented by the general manager, William Holt

    - the Borrower -

                                                                            1

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                                    SECTION 1
                                 PAYMENT OF LOAN

The Lender grants the Borrower a loan in the maximum amount of

                                 USD 20,000,000.00

                          (in words: twenty Million USD)

which shall be paid out in partial amounts at the Borrower's request. The loan is paid into an account to be determined by the Borrower in writing.

The Borrower assures that all currency authorisations for the borrowing have been given.

                                    SECTION 2
                               PURPOSE OF THE LOAN

The Borrower commits himself to use the funds received under this loan agreement exclusively for the following purposes:

- development of the market

                                   SECTION 3.
                                   INTEREST

From the day of the first payment of loan onwards the loan is to yield an interest in the amount of the sum paid at the USD-12-month LIBOR (Dow-Jones-Telerate) effective on December 30 of the preceding year plus 0.75 % p.a.. If no LIBOR rate is fixed on December 30, the rate of the preceding bank working day shall apply. If the amount of the loan pursuant to Section 1 is paid in a currency participating in the European Monetary Union, the EURIBOR will replace the LIBOR from January 1, 1999 onwards.

The interest is calculated on the basis of act./360. The payments of interest are due at the respective last bank working day in Germany of the respective calendar year.

                                                                            2

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                                    SECTION 4
                              REPAYMENT OF THE LOAN

The loan is to be redeemed in one amount after termination pursuant to
Section 7 or according to a special agreement.

The Borrower is entitled to redeem whenever and whatever amount.

In case the Borrower does not redeem the loan when due, it is in default without written reminder.

                                    SECTION 5
                                     DEFAULT

It the Borrower is in default with the redemption, it is to pay interest on the outstanding amount of redemption with an additional 3 % p.a. (default interest).

                                    SECTION 6
                              REPORTING OBLIGATION

The Borrower commits himself to send to the Lender the annual statement of accounts including the balance sheet and profit and loss account respectively three months after the end of the business year at the latest.

The Borrower shall grant permission to the Lender to inspect its books upon request. The inspection is to be granted to the Lender himself or to a third party appointed by the Lender who is bound to secrecy by act of law.

The Borrower shall not be entitled to grant loans to third parties or to be granted loans by third parties without the prior consent of the Lender.

                                                                            3

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                                    SECTION 7
                                   TERMINATION

The loan agreement can be terminated by both parties by giving a three month's written notice.

The Lender can terminate the agreement for an important reason without giving due notice. An important reason In particular exists if the Borrower uses the funds received due to this loan agreement contrary to the purpose agreed upon in Section 2 or if the Borrower is In default by more than 30 days with a repayment of interest or redemption.

After the termination, the principal amount of the loan still outstanding, including the interest accrued, becomes due for repayment.

                                    SECTION 8
                             COLLATERAL FOR THE LOAN

No particular collateral for the loan is provided for in this agreement. However, the Borrower is obliged to provide appropriate collateral upon written request of the Lender.

                                    SECTION 9
                                    PAYMENTS

All payments made by the Borrower to the Lender are to be directed to the account of the Lender at:

Bayerische Hypo- und Vereinsbank AG
Am Tucherpark 16
80-538 Munchen
Bank Code: 700 202 70
Swift-Code: HYVE DE MM 448
Account number: 846229590

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The payments are made in the currency determined in Section 1, as long as this currency continues to exist as deposit money. If the currency agreed upon in Section 1 is replaced by another, sole legal currency, it replaces the currency determined in Section 1.

All payments are to be made without deductions by virtue of fiscal, customs or currency provisions (gross upon).

                                   SECTION 10
                           SET-OFF/RIGHT OF RETENTION

The Borrower can only claim a set-off vis-a-vis the Lender if the claim of the Borrower is, according to written agreement, undisputed or recognized by declaratory judgement.

The Borrower can only enforce a lien if the claim for payment of the Lender and the counterclaim of the Borrower are based an the same contractual relationship.

                                   SECTION 11
                               COLLATERAL CLAUSES

Collateral agreements, changes and supplements to this agreement have to be made in writing. This in particular applies for the abolition of the requirement of written form.

This agreement shall be governed in accordance with the laws of the Federal Republic of Germany.

Exclusive place of jurisdiction shall be Munich.

If certain provisions of this agreement are invalid or unenforceable, the validity of the remaining provisions shall not be affected. Instead of the invalid or unenforceable provision the parties shall agree upon a provision which in its economic and legal contents corresponds as closely as possible to the invalid or unenforceable provision.

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THIS LOAN AGREEMENT IS EFFECTIVE FROM JANUARY 1ST 2000 AND REPLACES ALL
PREVIOUS LOAN AGREEMENTS.

Holzkirchen, dated 03.01.2000

      [SEAL]
/s/ Werner Leppla                      /s/ William F. Holt
----------------------                 ---------------------------------
HEXAL AG                               Hexal Pharma, Inc.

                                                                            6

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                           ANNEX OF THE LOAN AGREEMENT
                      FOR USD 20.000.000,00 DT. 03.01.2000

                                    AMENDMENT

                                    SECTION 3
                                    INTEREST

From January 01st 2001 the loan is to yield an interest in the amount of the sum paid at the USD-12-Month-LIBOR (Dow-Jones-Telerate) effective on December 30th of the preceding year plus 1,25% p.a.

If no LIBOR/EURIBOR rate is fixed on December 30th, the rate of the preceding bank working day shall apply.

The interest is calculated on the basis of act./360, The payments of interest are due on quarterly base.

Holzkirchen, dated 01.01.2001

      [SEAL]
/s/ HEXAL AG                            /s/ William F. Holt
---------------------------            ------------------------------
HEXAL AG                               HEXAL Pharmaceuticals Inc.